                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2001
                                                   -------------


                         Commission File No. 001-16111
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                              Global Payments Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)


          Georgia                                    58-2567903
          -------                                    ----------
          (State or other jurisdiction of            (IRS Employer
          incorporation)                             Identification Number)


     Four Corporate Square, Atlanta, Georgia         30329
     ---------------------------------------         -----
     (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code (404) 728-2363
                                                          --------------


                                      N/A
                                      ---
            (Former name, former address and former fiscal year, if
                            changed since last year)
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Item 5.  Other Events.
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Global Payments Announces Agreement To Acquire National Bank Of Canada's
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Merchant Services Business
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     On June 26, 2001, Global Payments Inc. entered into a definitive agreement to acquire National Bank of Canada's Merchant Services business and form a ten-year alliance for marketing merchant payment-related products and services to National Bank's customers. The transaction is subject to normal Canadian regulatory approvals, and we expect to close in 60 days. The purchase price is approximately $47 million (U.S.), at current Canadian exchange rates. Global expects the purchase price to be financed under its existing line of credit. Global expects to enter into a $25 million (U.S.) revolving credit facility commitment to finance working capital and other general corporate purposes for borrowing capacity. This facility would be in addition to its existing line of credit.

     We believe this transaction will make Global Payments the largest independent MasterCard and Visa acquirer in Canada and will deliver Global Payments the capability to provide Canadian businesses one source for all of their Visa, MasterCard, Debit and other payment processing requirements.

     Global Payments is a leading North American payment processing and merchant acquiring company. It expects the merchant services acquisition and marketing alliance with National Bank, Canada's second largest merchant MasterCard acquirer and a leading Canadian online debit acquirer, to compliment its existing Canadian customer portfolio and significantly broaden its presence in Canada. National Bank of Canada processes over 225 million transactions per year for over 73,000 merchant locations throughout Canada with referrals from National Bank's 600 branch locations. National Bank of Canada's merchant services business yields revenue of approximately $25 million (U.S.) per year. With this transaction, Global Payments has now expanded its Canadian distribution channel to over 1,700 bank branches nationwide.
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Forward-Looking Information

     When used in this Current Report on Form 8-K and elsewhere by management of Global Payments Inc. ("Global Payments" or the "Company"), from time to time, the words "believes," "anticipates," "expects," "intends," "plans" and similar expressions and statements that are necessarily dependent on future events are intended to identify forward-looking statements concerning the Company's business operations, economic performance and financial condition, including in particular, the Company's business strategy and means to implement the strategy, the Company's objectives, the amount of future capital expenditures, the likelihood of the Company's success in developing and introducing new products and expanding its business, and the timing of the introduction of new and modified products or services. For such statements, the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 is applicable and invoked. Such statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies that are subject to change. Actual revenues, revenue growth and margins will be dependent upon all such factors and their results subject to risks related to the implementation of changes by the Company, the failure to implement changes, and customer acceptance of such changes or lack of change. Actual results of events could differ materially from those anticipated in the Company's forward-looking statements, as a result of a variety of factors, including: (a) those set forth in Risk Factors in the Company's Information Statement included in the Registration Statement on Form 10 which are incorporated herein by this reference; (b) those set forth elsewhere herein; (c) those set forth from time to time in the Company's press releases and reports and other filings made with the Securities and Exchange Commission; and (d) those set forth from time to time in the Company's analyst calls and discussions. The Company cautions that such factors are not exclusive. Consequently, all of the forward-looking statements made herein are qualified by these cautionary statements and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update forward looking or other statements or to publicly release the results of any revisions of such forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.
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                                   SIGNATURES
                                   ----------

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GLOBAL PAYMENTS INC.
                                            --------------------
                                                 (Registrant)

                                            By: /s/ James G. Kelly
                                                -------------------
                                                James G. Kelly
                                                Chief Financial Officer
                                                (Principal Financial Officer
                                                and Chief Accounting Officer)



Date:  June 27, 2001